First Quarter 2004

Table of Contents

Page
Earnings Release.	1 - 2
Financial Highlights	3
Statements of Earnings	4 - 5
Balance Sheets.	6
Geographic Distribution by Market	7
Operating Performance Summary	8 - 9
Investment Summary	10
Development Summary	11
Capitalization Summary	12
Debt Summary	13
Supplemental Information for Net Asset Value Calculation	14

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado
(303) 708-5959

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations and Funds From Operations with Gains/Losses, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Information included in this supplemental package is unaudited.

News Release

Contact:	Jack R. Callison, Jr.
800-982-9293 • 303-708-5959

Archstone-Smith Announces First Quarter 2004 Results

DENVER — April 29, 2004 — Archstone-Smith (NYSE:ASN) announced today that its net earnings per share (EPS) for the quarter ended March 31, 2004, was $0.49 per share, compared with $0.43 per share for the same period in 2003. The company’s funds from operations (FFO) with gains/losses, which reflects the impact of Archstone-Smith’s capital recycling program, was $0.67 per share in the first quarter, compared with $0.61 per share for the same period in 2003. The company’s FFO was $0.51 per share in the first quarter of 2004, compared with $0.47 per share during the first quarter 2003.

Archstone-Smith’s same-store operating portfolio produced solid operating results during the quarter. Same-store revenues decreased only 0.9% from the same period of 2003. Same-store operating expenses increased 2.2% and net operating income decreased 2.5% from the first quarter last year. The greater Washington D.C. metropolitan area, Southern California and Southeast Florida, which collectively represent 61.4% of the company’s portfolio, produced positive same-store revenue growth during the quarter of 1.0%, 2.7% and 2.3%, respectively.

“We are pleased with the relative stability in our same-store results, which underscores the benefit of investing in highly desirable neighborhoods with limited land upon which to build new housing,” said R. Scot Sellers, chairman and chief executive officer. “We are also encouraged by the recent positive trends in overall employment growth in the United States. If this continues, it should provide very positive momentum to our company’s performance.”

Archstone-Smith’s first quarter 2004 results include gains from the sale of apartment communities by Ameriton Properties, Incorporated and other taxable real estate investment trust subsidiaries, which contributed $13.3 million, or $0.06 to the company’s first quarter EPS and $12.6 million, or $0.057 per share, to its first quarter FFO with gains/losses and FFO. In addition, the company’s first quarter results include a $10.5 million gain from the sale of previously acquired stock in another apartment company, which contributed $0.047 to its EPS and per-share FFO with gains/losses and FFO. Archstone-Smith also received $5.1 million of insurance recoveries during the first quarter. Of that amount, approximately $1.3 million is reflected in other income as it pertains to legal and professional fees previously expensed; the remaining $3.8 million was booked as a reduction in previously capitalized costs.

Acquisitions and Developments Continue to Increase Presence in Core Markets

During the first quarter, Archstone-Smith acquired $319.6 million of apartment communities, representing a total of 1,191 units in Manhattan’s Murray Hill submarket, Marina del Rey, Calif., and Washington, D.C. These acquisitions were funded principally with tax-deferred exchange proceeds from dispositions of communities that no longer meet the company’s long-term investment criteria. Year to date through April 28, 2004, Archstone-Smith has closed $133.2 million of dispositions, producing GAAP gains of $49.8 million, gross gains of $34.5 million and an unleveraged internal rate of return of 13.9%.

–more–

Archstone-Smith Announces 1Q04 Results

Archstone-Smith expects to continue to generate significant internal growth through the completion and stabilization of its $1.1 billion development pipeline. Currently, the company has $609 million of communities under construction in some of the most desirable neighborhoods in the country, including downtown Boston; the greater Washington, D.C. metropolitan area; Long Island, New York; and Los Angeles County. “Our development expertise allows us to create meaningful value by building new, well-located assets in our core markets,” said Mr. Sellers.

Strong Balance Sheet Positions Archstone-Smith for Future Investment Opportunities

Currently, Archstone-Smith has $625 million of liquidity, including cash, liquid assets, restricted cash in escrows and capacity on its unsecured credit facilities. Additionally, the company’s ratio of debt-to-total-undepreciated-book-capitalization was only 42.6% at March 31, 2004. “We have one of the finest apartment portfolios of any public or private company in the country – and exceptional financial capacity to quickly take advantage of new investment opportunities,” said Charles E. Mueller, Jr., chief financial officer.

Archstone-Smith Declares 115th Consecutive Common Share Dividend

Archstone-Smith also announced that its Board declared the company’s 115th consecutive quarterly common share dividend. The company will pay a dividend of $0.43 per common share, payable on May 28, 2004, to shareholders of record on May 14, 2004. On an annualized basis, this represents a dividend of $1.72 per common share.

Archstone-Smith (NYSE: ASN) is a recognized leader in apartment investment and operations. With a current total market capitalization of $10.4 billion, Archstone-Smith owns and operates an irreplaceable portfolio of high-rise and garden apartment communities concentrated in many of the most desirable neighborhoods in the greater Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, Chicago, Southeast Florida, Boston, Seattle and the greater New York City metropolitan area. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide peace of mind for its customers – backed by unconditional 100% satisfaction guarantees. As of March 31, 2004, Archstone-Smith owned or had an ownership position in 247 communities, representing 87,788 units, including units under construction.

Archstone-Smith is recognized as one of America’s Most Admired Companies for 2004 by Fortune Magazine and ranks 956 on the Forbes 2000 List, the magazine’s comprehensive ranking of the world’s largest companies, for 2004. To find out more, visit ArchstoneSmith.com.

# # #

Archstone-Smith’s first quarter 2004 full financials and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.

In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2003 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

First Quarter 2004

Financial Highlights (1)

In thousands, except per share amounts and percentages

	Three Months Ended
	March 31
	2004	2003	% Change
Operating Performance
Net Earnings Attributable to Common Shares — Diluted	$98,149	$83,515	17.5%
Per Share Results:
Net Earnings	$0.49	$0.43	14.0%
Funds from Operations with Gains/Losses (2)	$0.67	$0.61	9.8%
Funds from Operations (FFO) (3)	$0.51	$0.47	8.5%
Cash Distributions per Common Share	$0.43	$0.4275	0.6%

	March 31,	December 31,
Financial Position	2004	2003
Assets
Real Estate (Including Held for Sale Before Depreciation)	$9,240,774	$8,999,180
Total Assets (Net of Accumulated Depreciation)	$9,012,981	$8,921,695
Book Capitalization
Long Term Debt (Including Held for Sale)	$3,815,164	$3,799,590
Total Debt	$4,019,207	$3,903,380
Long Term Undepreciated Book Capitalization	$9,235,079	$9,185,675
Total Undepreciated Book Capitalization	$9,439,122	$9,289,465
Long Term Debt/Long Term Undepreciated Book Capitalization	41.3%	41.4%
Total Debt/Total Undepreciated Book Capitalization	42.6%	42.0%
Equity Market Capitalization (4)
Common Shares and Units	$6,515,454	$6,157,363
Convertible Preferred Shares	76,224	72,272
Perpetual Preferred Shares and Units	163,262	163,673

Total Equity Market Capitalization	$6,754,940	$6,393,308

Total Market Capitalization (5)	$10,774,147	$10,296,688

Fully Converted Shares (6)	224,575	223,850

NOTES

(1) Due to the implementation of new accounting literature, the results of Ameriton Properties Incorporated have been consolidated in the Statement of Earnings and Balance Sheets for all periods presented.

(2) Calculated as FFO (defined below) plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation and impairment for possible loss on real estate investments. Joint venture gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(3) FFO is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002). We acknowledge that FFO is a recognized measure of performance by the REIT industry since FFO excludes depreciation expense because real estate values have not historically diminished predictably over time. FFO is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO.

(4) Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 12.

(5) Represents the book value of Total Debt plus Total Equity Market Capitalization.

(6) Represents total common shares and operating partnership units outstanding at the end of the period, plus the assumed conversion of convertible preferred shares and stock options using the treasury stock method.

First Quarter 2004

Statements of Earnings

In thousands, except per share amounts
	Three Months Ended March 31,
	2004	2003
Revenues:
Rental Revenues	$222,442	$203,970
Other Income	14,207	6,316

	236,649	210,286

Expenses:
Rental Expenses	57,554	51,337
Real Estate Taxes	22,583	20,168
Depreciation on Real Estate Investments(1)	52,003	42,404
Gross Interest Expense	49,755	44,388
Capitalized Interest	(5,915)	(5,906)

Net Interest Expense	43,840	38,482
General and Administrative	12,433	12,867
Other Expense	1,336	4,208

	189,749	169,466

Earnings from Operations	46,900	40,820
Plus: Income from Unconsolidated Entities	5,276	455
Less:
Minority Interest — Series E, F and G Perpetual Preferred Units	1,316	1,316
Minority Interest — Convertible Operating Trust Units	5,156	3,986

Net Earnings before Discontinued Operations	45,704	35,973
Plus: Net Earnings from Discontinued Operations (2)	54,398	49,544

Net Earnings	100,102	85,517
Less: Preferred Share Dividends	3,131	7,042

Net Earnings Attributable to Common Shares — Basic	96,971	78,475
Add Back (dilutive securities only):
Minority Interest	74	29
Convertible Preferred Share Dividends	1,104	5,011

Net Earnings Attributable to Common Shares — Diluted	$98,149	$83,515

Diluted Weighted Average Common Shares Outstanding — Net Earnings	198,411	193,546

Diluted Earnings per Common Share (3)	$0.49	$0.43

Funds From Operations Reconciliation:
Net Earnings Attributable to Common Shares — Diluted	$98,149	$83,515
Depreciation on Real Estate Investments	53,771	51,929
Depreciation on Real Estate Investments — Unconsolidated Entities	2,913	2,134
Gains from Disposition of Real Estate Investments	(49,800)	(44,736)
Debt Extinguishment Costs Related to Dispositions	908	—
Minority Interest	(661)	(1,016)
Other (4)	(3,839)	(1,308)

Funds From Operations Attributable to Common Shares — Diluted	101,441	90,518
Gross Gains on the Disposition of Real Estate Investments (5)	34,480	31,371
Minority Interest	(3,887)	(3,653)

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted (2)	$132,034	$118,236

Diluted Weighted Average Common Shares Outstanding — Net Earnings	198,411	193,546
Assumed Conversion of Preferred Shares into Common Shares	—	—

Diluted Weighted Average Common Shares Outstanding — FFO	198,411	193,546
Assumed Conversion of Preferred Shares into Common Shares	—	—

Diluted Weighted Average Common Shares Outstanding — FFO with Gains/Losses	198,411	193,546

Per Share Amounts (3)
Funds From Operations — Diluted	$0.51	$0.47

Funds From Operations with Gains/Losses — Diluted	$0.67	$0.61

Quarterly Cash Distributions per Common Share	$0.43	$0.4275

See notes on following page.

First Quarter 2004

Statements of Earnings (continued)

In thousands, except per share amounts

NOTES

(1) Includes amortization expense associated with intangible assets obtained in connection with operating community acquisitions.

(2) In accordance with SFAS 144, amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold.

	Three Months Ended March 31,
	2004	2003
Composition of Net Earnings from Discontinued Operations:
Rental Revenues — Communities Sold	$1,398	$46,076
Rental Expenses — Communities Sold	(233)	(13,309)
Real Estate Taxes — Communities Sold	(108)	(5,275)

Net Operating Income — Communities Sold	1,057	27,492

Rental Revenues — Communities Held for Sale	15,055	13,983
Rental Expenses — Communities Held for Sale	(6,041)	(5,536)
Real Estate Taxes — Communities Held for Sale	(2,125)	(1,410)

Net Operating Income — Communities Held for Sale	6,889	7,037

Depreciation on Real Estate Investments	(1,768)	(9,525)
Interest, net	(6,332)	(16,968)
Provision for Possible Loss on Real Estate Investments	—	(3,714)
Debt Extinguishment Costs Related to Dispositions	(908)	(158)
Allocation of Minority Interest	(7,036)	(6,967)
Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net(a)	12,696	7,611
Archstone-Smith Gains on Disposition of REIT Real Estate Investments, net	49,800	44,736

Net Earnings from Discontinued Apartment Communities	$54,398	$49,544

	Three Months Ended	March 31,
	2004	2003
(a) Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net per GAAP	$12,696	$7,611
Ameriton Joint Venture Gains on Disposition of Operating Communities, net per GAAP	3,278	43

Total Gains, net	15,974	7,654
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(3,338)	(3,023)

FFO Impact of Gains, before minority interest	12,636	4,631
Minority Interest Attributable to Dispositions	(1,424)	(539)

FFO Impact of Gains, after minority interest	$11,212	$4,092

(3) As of March 31, 2004, the REIT (Archstone-Smith Trust) owned approximately 88.7% of the Operating Trust’s (Archstone-Smith Operating Trust) outstanding common units and the remaining 11.3% were owned by minority interest holders. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as the economics of the minority interest holders are the same as those of the common shareholders and, therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(4) Represents accumulated depreciation on taxable REIT subsidiary gains, tax impact of FFO adjustments and gain on sale of unconsolidated operating assets.

(5) The following is a reconciliation of GAAP Gains/Losses from the Disposition of Real Estate Investments to Gross Gains/Losses from the Disposition of Real Estate Investments (see page 3 for a definition of Gross Gains/Losses):

	Three Months Ended March 31,
	2004	2003
GAAP Gains from the Disposition of Real Estate Investments	$49,800	$44,736
Less: Accumulated Depreciation and Provisions for Possible Loss	(15,320)	(13,365)

Gross Gains from the Disposition of Real Estate Investments	$34,480	$31,371

First Quarter 2004

Balance Sheets

In thousands

	March 31,	December 31,
Assets	2004	2003
Real Estate (1)	$8,708,155	$8,583,056
Real Estate — Held for Sale (1) (2)	532,619	416,124
Less: Accumulated Depreciation	684,701	648,982

	8,556,073	8,350,198
Investments In and Advances to Unconsolidated Entities	91,256	86,367

Net Investments	8,647,329	8,436,565
Cash and Cash Equivalents	5,706	5,230
Restricted Cash in Tax-Deferred Exchange Escrow	113,769	180,920
Other Assets	246,177	298,980

Total Assets (3)	$9,012,981	$8,921,695

Liabilities and Shareholders’ Equity
Liabilities:
Unsecured Credit Facilities	$204,043	$103,790
Long Term Unsecured Debt	1,830,657	1,871,965
Mortgages Payable (4)	1,929,769	1,872,787
Mortgages Payable — Held for Sale(2) (4)	54,738	54,838
Dividends Payable	1,584	1,593
Payables, Accrued Expenses and Other Liabilities	256,976	279,619

Total Liabilities	4,277,767	4,184,592
Minority Interest:
Series E, F and G Perpetual Preferred Units	61,180	61,180
Operating Trust Units/Other	514,816	531,236

	575,996	592,416
Shareholders’ Equity:
Series K and L Convertible Preferred Shares	50,000	50,000
Series D and I Cumulative Perpetual Preferred Shares	98,940	98,940
Common Shares, $0.01 Par Value	1,958	1,948
Additional Paid-In Capital and Other Comprehensive Loss	3,969,296	3,966,639
Retained Earnings	39,024	27,160

Total Shareholders’ Equity	4,159,218	4,144,687
Total Liabilities and Shareholders’ Equity	$9,012,981	$8,921,695

NOTES

(1) The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2003	$8,999,180
Acquisition-Related Expenditures	318,062
Redevelopment Expenditures	6,306
Recurring Capital Expenditures	7,681
Development Expenditures, excluding land acquisitions	69,637
Dispositions	(150,187)

Net Apartment Community Activity	9,250,679
Change in Other Real Estate Assets	(9,905)

Balance at March 31, 2004	$9,240,774

(2) Income from assets held for sale is included in Net Earnings from Discontinued Operations.

(3) Includes $580.4 million and $551.0 million of Ameriton assets as of March 31, 2004 and December 31, 2003 respectively.

(4) Includes $96.7 million and $80.7 million of Ameriton third party debt as of March 31, 2004 and December 31, 2003, respectively.

First Quarter 2004

Geographic Distribution at March 31, 2004 (1)

Core Markets
Greater Washington D.C. Metropolitan Area (2)	39.5%
Southern California	16.0%
San Francisco Bay Area, California	9.2%
Chicago, Illinois (2)	7.0%
Southeast Florida (2)	5.9%
Boston, Massachusetts (2)	4.7%
Seattle, Washington	3.2%
Greater New York City Metropolitan Area (2)	2.8%

Total Core Markets	88.3%

Non-Core Markets
Atlanta, Georgia	2.6%
Denver, Colorado	2.0%
Phoenix, Arizona	1.4%
Houston, Texas	1.3%
Raleigh, North Carolina	1.1%
Other (3)	3.3%

Total Non-Core Markets	11.7%

Total All Markets	100.0%

Total Garden (2)	61.7%

Total High-Rise (2)	38.3%

NOTES

(1) Based on net operating income (NOI) for the three months ended March 31, 2004, excluding amounts associated with the communities that are owned by Ameriton and any dispositions that closed during the current quarter. See footnote 2 on page 9 for a reconciliation of NOI to earnings from operations and an explanation as to why we believe NOI is a useful measure.

(2) The distribution between high-rise properties and garden communities follows (all percentages of total NOI):

	High-Rise	Garden	Total
Greater Washington D.C. Metropolitan Area	24.6%	14.9%	39.5%
Chicago, Illinois	5.5%	1.5%	7.0%
Southeast Florida	4.0%	1.9%	5.9%
Boston, Massachusetts	1.8%	2.9%	4.7%
Greater New York City Metropolitan Area	2.4%	0.4%	2.8%

(3) Includes markets that represent less than 1.0% of NOI.

First Quarter 2004

Operating Performance Summary (1)

Year-Over-Year Same Store Performance

		Operating	NOI
	Revenue	Expense	Income
	Growth/(Decline)	Growth/(Decline)	Growth/(Decline) (2)
	Q1 2004 vs.	Q1 2004 vs.	Q1 2004 vs.
	Q1 2003	Q1 2003	Q1 2003
Same Store Communities:
Garden Communities	(1.6%)	4.8%	(4.6%)
High-Rise Properties	0.1%	(1.4%)	1.1%
Total Portfolio	(0.9%)	2.2%	(2.5%)

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy		Margin (4)		Per Unit (5)
	Q1 2004 (3)	Q1 2003	Q1 2004	Q1 2003	Q1 2004	Q1 2003
Same Store Communities:
Garden Communities	95.7%	95.7%	65.7%	67.8%	$1,050	$1,062
High-Rise Properties	95.3%	93.8%	63.6%	63.0%	$1,497	$1,514
Total Portfolio	95.6%	95.2%	64.9%	66.0%	$1,180	$1,193

		Operating
	Revenue	Expense		Average
	Growth/	Growth/	NOI Growth/	Physical
	(Decline)	(Decline)	(Decline) (2)	Occupancy
	Q1 2004 vs.	Q1 2004 vs.	Q1 2004 vs.
	Q1 2003	Q1 2003	Q1 2003	Q1 2004
Same Store Core Markets: (6)
Greater Washington D.C. Metropolitan Area	1.0%	0.3%	1.3%	96.1%
Southern California	2.7%	3.7%	2.3%	96.5%
San Francisco Bay Area, California	(6.1%)	6.9%	(11.1%)	95.1%
Chicago, Illinois	(1.0%)	0.7%	(2.6%)	92.4%
Southeast Florida	2.3%	6.7%	(1.2%)	97.0%
Boston, Massachusetts	(1.8%)	1.8%	(3.4%)	97.4%
Seattle, Washington	(2.5%)	7.5%	(7.3%)	95.7%

Total Core Markets	(0.1%)	2.0%	(1.1%)	95.7%

Sequential Same Store Performance

		Operating
	Revenue	Expense
	Growth/	Growth/	NOI Growth/
	(Decline)	(Decline)	(Decline) (2)
	Q1 2004 vs.	Q1 2004 vs.	Q1 2004 vs.
	Q4 2003	Q4 2003	Q4 2003
Sequential Same Store Communities:
Garden Communities	0.1%	5.7%	(2.6%)
High-Rise Properties	0.0%	(3.0%)	2.1%
Total Portfolio	0.1%	1.9%	(0.9%)
Sequential Same Store Core Markets: (7)
Greater Washington D.C. Metropolitan Area	0.6%	3.1%	(0.6%)
Southern California	0.6%	1.6%	0.2%
San Francisco Bay Area, California	(1.0%)	(2.0%)	(0.5%)
Chicago, Illinois	(3.4%)	1.9%	(8.3%)
Southeast Florida	5.1%	(2.5%)	16.2%
Boston, Massachusetts	(0.7%)	4.9%	(3.3%)
Seattle, Washington	0.7%	3.7%	(0.9%)

Total Core Markets	0.2%	1.7%	(0.6%)

See notes on following page.

First Quarter 2004

Operating Performance Summary (continued)

NOTES

(1) Same Store Communities (excluding communities owned by Ameriton):

- Q1 2004 vs. Q1 2003 represents 155 apartment communities (54,686 units) that were fully operational during the entire three months ended March 31, 2004 and 2003, respectively. Excludes 20 apartment communities (9,153 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- Q1 2004 vs Q4 2003 Sequential Same Store Communities represents 162 apartment communities (58,583 units) that were fully operational during the three months ended March 31, 2004 and December 31, 2003, respectively. Excludes 13 apartment communities (5,256 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

(2) NOI is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

	Three Months Ended
	March 31,
	2004	2003
Same Store NOI	$126,986	$130,298
Non-Same Store NOI, including API properties	23,265	36,696
NOI Classified as Discontinued Operations — Communities Sold	(1,057)	(27,492)
NOI Classified as Discontinued Operations — Communities Held for Sale	(6,889)	(7,037)

Net Operating Income	142,305	132,465
Other Income	14,207	6,316
Depreciation on Real Estate Investments	(52,003)	(42,404)
Interest Expense	(43,840)	(38,482)
General and Administrative Expense	(12,433)	(12,867)
Other Expense	(1,336)	(4,208)

Earnings from Operations	$46,900	$40,820

(3) The average physical occupancy for the entire operating portfolio, excluding the Ameriton portfolio and including non-same store communities, was 95.3% for Q1 2004.

(4) Property Operating Margin: Rental revenues less operating expenses, divided by rental revenues.

(5) Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs. The potential effective rent per unit (weighted by units) for the entire operating portfolio, excluding the Ameriton portfolio, during the first quarter of 2004 was $1,077 for the garden communities, $1,418 for the high-rise communities and $1,187 for the total portfolio.

(6) The dollar amounts for the Q1 2004 same store communities in our core markets are as follows:

			Net
		Operating	Operating
	Revenues	Expenses	Income
Core Markets:
Greater Washington D.C. Metropolitan Area	$81,518	$26,477	$55,041
Southern California	27,106	8,239	18,867
San Francisco Bay Area, California	17,687	5,599	12,088
Chicago, Illinois	17,542	8,894	8,648
Southeast Florida	3,050	1,395	1,655
Boston, Massachusetts	10,200	3,350	6,850
Seattle, Washington	6,888	2,433	4,455

Total	$163,991	$56,387	$107,604

(7) The dollar amounts for the Q1 2004 sequential same store communities in our core markets are as follows:

			Net
		Operating	Operating
	Revenues	Expenses	Income
Core Markets:
Greater Washington D.C. Metropolitan Area	$83,288	$26,996	$56,292
Southern California	28,456	8,688	19,768
San Francisco Bay Area, California	19,523	6,185	13,338
Chicago, Illinois	17,542	8,894	8,648
Southeast Florida	11,253	6,162	5,091
Boston, Massachusetts	10,200	3,350	6,850
Seattle, Washington	6,888	2,433	4,455

Total	$177,150	$62,708	$114,442

First Quarter 2004

Investment Summary (1)

Dollar amounts in thousands, except cost per unit amounts

Operating Apartment Communities	Q1 2004
Garden:
Communities	127
Units	43,020
Total Investment (2)	$4,647,845
Cost per Unit	$108,039
High-Rise:
Communities	48
Units	20,819
Total Investment (2)	$3,767,308
Cost per Unit	$180,955
Total Portfolio:
Communities	175
Units	63,839
Total Investment (2)	$8,415,153
Cost per Unit	$131,818

Total Portfolio Capital Expenditures - Cost per Unit	Q1 2004
Acquisition Related Expenditures	$5
Redevelopment Expenditures	$99
Recurring Capital Expenditures	$120
Apartment Acquisitions
Communities	3
Units	1,191
Total Investment (2) (3)	$319,639
Cost per Unit	$268,379
Apartment Dispositions
Communities	4
Units	957
Gross Sales Proceeds	$133,180
GAAP Gains	$49,800
Gross Gains (4)	$34,480
Unleveraged IRR (5)	13.9%

NOTES

(1) Excludes all Ameriton properties.

(2) For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(3) Includes $37.1 million of anticipated redevelopment capital.

(4) See page 4 for a definition of Gross Gains/Losses from the disposition of real estate investments. See page 5 for a reconciliation of GAAP Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(5) The unleveraged IRR represents the cash rate of return generated over the investment holding period on Archstone-Smith’s invested capital.

First Quarter 2004

Development Summary (1)

Dollar amounts in thousands, except unit and cost per unit amounts

Q1 2004
Starts During Period
Communities	—
Units	—
Total Investment (2)	—
Total Cost Per Unit	—
Completions During Period
Communities	1
Units	120
Total Investment (2)	$30,528
Total Cost Per Unit	$254,400
Stabilizations During Period (3)
Communities	1
Units	108
Total Investment (2)	$12,780
Total Cost Per Unit	$118,333
Under Construction at End of Period
Communities	8
Units	2,487
Total Investment (2)	$609,088
Total Cost Per Unit	$244,909
Investment to Date	$310,723
In Planning at End of Period
Communities	6
Units	1,951
Total Investment (2)	$482,113
Total Cost Per Unit	$247,111
Investment to Date (4)	$74,309
Development Expenditures During Period	$43,157

					Actual or	Expected
	Number	Investment at	Total		Expected Date	Stabilization
Developments Under Construction	of Units	3/31/04	Investment (2)	Start Date	for First Units (5)	Date	% Leased (6)
West Division (Garden)
Los Angeles County, California
Archstone Playa del Rey	354	$89,617	$94,556	Q2/01	Q2/03	Q1/05	68.6%
Archstone Westside	204	49,118	57,551	Q4/02	Q2/04	Q1/05	N/A

	558	138,735	152,107
Ventura County
Ventura	316	21,002	57,800	Q4/03	Q4/04	Q2/06	N/A
Carlsbad, California Pacific View (Kelly Ranch)	451	47,945	77,751	Q1/03	Q1/04	Q3/05	8.2%

Total West Division	1,325	207,682	287,658

East Division (Garden)
Boston, Massachusetts
Archstone Watertown	134	23,989	37,633	Q4/02	Q3/04	Q2/05	N/A
Long Island, New York
Archstone Roosevelt Raceway	396	34,737	90,133	Q4/03	Q2/05	Q3/06	N/A

Total East Division	530	58,726	127,766

Charles E. Smith Division (High-Rise)
Washington, D.C.
Lofts 590 (Lofts at Crystal Towers)	212	14,606	41,718	Q1/03	Q1/05	Q1/06	N/A
Boston, Massachusetts
Park Essex	420	29,709	151,946	Q4/03	Q3/06	Q4/07	N/A

Total Charles E. Smith Division	632	44,315	193,664

Total Communities Under Construction	2,487	$310,723	$609,088

NOTES

(1) Excludes all Ameriton properties.

(2) For development and in planning communities, represents the total expected investment at completion. For operating communities, represents total expected investment plus planned capital expenditures.

(3) Stabilizations During Period: Completed development communities achieving approximately 93% occupancy.

(4) Includes $4.2 million for in planning under control, which is included in Other Assets as of March 31, 2004.

(5) Represents the quarter that the first completed units were occupied (or are expected to be occupied).

(6) The percentage leased is based on leased units divided by total number of units in the communities (completed and under construction) as of March 31, 2004. “N/A” is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the entire community.

First Quarter 2004

Capitalization Summary

In thousands, except per share amounts

Preferred Shares and Units

	Shares/Units		Annual
	Outstanding at		Dividend Per	Redemption
Description	March 31, 2004	Liquidation Preference	Share	Date (1)	Conversion Ratio
Convertible Preferred Shares:
Series K Preferred Shares	667	$37.50	$3.40	October 2004	1 : 1.975
Series L Preferred Shares	641	39.00	3.40	November 2005	1 : 1.975
Perpetual Preferred Shares and Units:
Series D Preferred Shares	1,958	25.00	2.19	August 2004	N/A
Series E Preferred Units	1,120	25.00	2.09	August 2004	N/A
Series F Preferred Units	800	25.00	2.03	September 2004	N/A
Series G Preferred Units	600	25.00	2.16	March 2005	N/A
Series I Preferred Shares	0.5	$100,000	$7,660	February 2028	N/A

	March 31,	December 31,
Market Capitalization	2004	2003
Common Shares and Units:
Common Shares (public)	195,768	194,762
Convertible Operating Trust Units	25,020	25,301

Total Common Shares and Operating Partnership Units	220,788	220,063
Closing Share Price	$29.51	$27.98

Market Capitalization of Common Shares and Units	$6,515,454	$6,157,363

Convertible Preferred Shares:
Series K and L Convertible Preferred Shares (private)	2,583	2,583
Closing Common Share Price (convertible into common shares)	$29.51	$27.98

Market Capitalization of Series K and L Preferred Shares	$76,224	$72,272

Perpetual Preferred Shares and Units:
Series D Perpetual Preferred Shares (public)	1,958	1,958
Closing Share Price	$25.67	$25.88

Market Capitalization of Series D Perpetual Preferred Shares	$50,262	$50,673

Liquidation Value of Series E, F, G and I Perpetual Preferred Units and Shares (private)	$113,000	$113,000

Market Capitalization of Perpetual Preferred Shares and Units	$163,262	$163,673

Total Equity Market Capitalization	$6,754,940	$6,393,308

Book Value of Total Debt	$4,019,207	$3,903,380
Total Market Capitalization	$10,774,147	$10,296,688

NOTE

(1) Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

First Quarter 2004

Debt Summary (1)

Dollar amounts in thousands

	Outstanding Balance at			Weighted Average
	March 31,	December 31,	Effective	Remaining Life to
	2004	2003	Interest Rate	Maturity
Unsecured Floating Rate Debt:
Revolving Credit Facilities	$204,043	$103,790	2.28%	3.6
Tax-Exempt Debt	78,318	100,798	1.81%	19.2

	282,361	204,588	2.15%	7.9

Secured Floating Rate Debt:
Tax-Exempt Debt	391,185	317,351	1.88%	20.1
Construction Loans	72,204	56,129	4.31%	1.2
Conventional Mortgages	21,705	21,705	2.70%	4.6

	485,094	395,185	2.28%	16.6

Unsecured Fixed Rate Debt:
Long-Term Debt	1,752,339	1,771,167	6.52%	5.2
Secured Fixed Rate Debt:
Conventional Mortgages	1,478,490	1,511,277	6.45%	5.8
Other Secured Debt	20,923	21,163	4.97%	19.3

	1,499,413	1,532,440	6.43%	6.0

Total Debt Outstanding at end of Period	$4,019,207	$3,903,380	5.67%	7.1

Long-Term Floating Rate Debt (excludes revolving credit facilities) as a Percentage of Long-Term Debt at March 31, 2004	14.8%
Total Floating Rate Debt as a Percentage of Total Debt at March 31, 2004	19.1%

Coverage Ratios (2)

For the Quarter
Ended
March 31, 2004
Including Archstone-Smith Gains on Disposition of Real Estate Investments:
Interest Coverage Ratio (3)	4.34
Debt Service Ratio (4)	4.07
Fixed Charge Ratio (5)	3.99
Excluding Archstone-Smith Gains on Disposition of Real Estate Investments:
Interest Coverage Ratio (3)	3.35
Debt Service Ratio (4)	3.14
Fixed Charge Ratio (5)	3.08

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
	Regularly		Regularly
	Scheduled		Scheduled	Final			Maturities as a %
	Principal	Final Maturities	Principal	Maturities		Effective	of Total Market
	Amortization	and Other	Amortization	and Other	Total	Interest Rate	Capitalization
2004	$12,500	$20,000	$10,191	$25,517	$68,208	6.0%	0.6%
2005	31,250	220,000	14,804	64,052	330,106	7.4%	3.1%
2006	31,250	20,000	14,022	291,082	356,354	6.0%	3.3%
2007	31,250	355,000	15,395	114,487	516,132	5.3%	4.8%
2008	31,250	302,600	17,039	110,290	461,179	4.5%	4.3%
Thereafter	397,500	378,057	257,103	1,050,525	2,083,185	6.0%	19.3%

Total	$535,000	$1,295,657	$328,554	$1,655,953	$3,815,164	5.9%	35.4%

NOTES

(1) Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the quarter ended March 31, 2004.

(2) Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes Archstone-Smith gains on the disposition of REIT real estate investments (includes gains from taxable REIT subsidiaries). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

Q1 2004
Net Earnings	$100,102
Interest Expense, net	50,172
Income Taxes on Taxable REIT Subsidiaries	379
Minority Interest	13,508
Depreciation Expense	53,771

EBITDA	217,932

Less: Archstone-Smith Gains on Dispositions of REIT Real Estate Investments	(49,800)

EBITDA Without Gains	$168,132

(3) Calculated as EBITDA, or EBITDA without gains, divided by GAAP interest expense.

(4) Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments and final maturities).

(5) Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.

First Quarter 2004

Supplemental Information for Net Asset Value Calculation

In thousands

		Three Months
		Ended
		March 31, 2004
The following information is provided to help facilitate the calculation of Archstone-Smith’s net asset value.
Income Statement Information
Net Operating Income (NOI)		$142,305
NOI for Assets Held for Sale (1)	6,889
NOI Stabilization Adjustment for Prestabilized Developments and Acquisitions (2)	4,223

Total Adjustments		11,112

Adjusted Net Operating Income (66,799 units)		$153,417

Balance Sheet Information (Book Value)
Cash and Restricted Cash		$119,475
Investments in Unconsolidated Entities (3)		136,194
Investments in Communities Under Development and In Planning Owned — Archstone-Smith		380,797
Investments in Communities Under Development and In Planning Owned — Ameriton		234,039
Other Land		28,646
Other Assets		246,177
Tax-Exempt Debt (4)	469,503
Other Debt	3,549,704
Other Liabilities	258,560

Total Liabilities		4,277,767
Minority Interest (including Series E, F and G Perpetual Preferred)		63,338
Perpetual Preferred Shares (Series D and I)		98,940
Fully Converted Shares		224,575

NOTES

(1) NOI for assets held for sale as of March 31, 2004, is included in discontinued operations. Excludes $1.1 million in NOI associated with assets sold during the three months ended March 31, 2004.

(2) Represents the difference between actual NOI attributable to communities in lease-up or acquired during the three months ended March 31, 2004, and the NOI for the full quarter assuming the underwritten stabilized yield.

(3) Includes approximately $44.9 million of gains from the sale of communities to unconsolidated joint ventures, which were deferred under GAAP.

(4) Excludes incremental value associated with tax-exempt debt resulting from interest rates that have historically been lower than conventional debt interest rates.